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                                                                   EXHIBIT 10.10

                           MPOWER SOLUTIONS, INC.
                  ADMINISTRATIVE SERVICES AGREEMENT

THIS MASTER AGREEMENT (the "Agreement"), effective March 29, 1999 (the "Effective Date"), is made and entered into by and between MPOWER SOLUTIONS, INC., a Delaware corporation with its principal place of business located at 6400 S. Fiddler's Green Circle, Suite 540, Englewood, CO 80111 ("MPOWER") and AMERICAN MEDICAL PATHWAYS, INC., a Delaware corporation and wholly-owned subsidiary of American Medical Response, Inc. ("AMK"), a Delaware corporation, with its principal place of business located at 2821 South Parker Road, Aurora, CO 80014 ("Customer") and sets forth the promises of the parties with respect to the products and services of MPOWER which are described in this Agreement, with reference to the following facts:

WHEREAS, MPOWER is in the business of providing automated managed health care information software and third-party administrative services of medical insurance programs to businesses providing managed health care and insurance services, and desires to provide such services and software to Customer, subject to the terms hereof; and

WHEREAS, Customer provides medical transportation services and network management functions to managed care health plans;

WHEREAS, Customer desires to retain MPOWER, and MPOWER desires to be so retained, to provide third-party-administrative services to Customer in connection with Customer's contracts to provide medical transportation services to various managed care health plans in a multi-state region, in accordance with the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual promises made, the terms and conditions hereunder described and other valuable consideration, the parties agree as follows:


                                    I. DEFINITIONS

1. Administrative Manual means a manual of the policies and procedures of a Contracted Health Plan that will be jointly developed and followed by Customer and the Contracted Health Plan with respect to administration of the applicable Health Plan Agreement. The Administrative Manual(s) are hereby incorporated by reference into this Agreement.

2. Contracted Health Plan means a health maintenance organization or health plan with which Customer has contracted to provide medical transportation services.

3. Health Plan Agreement means the contract between Customer and a Contracted Health Plan pursuant to which Customer provides medical transportation services to Members of a Contracted Health Plan.

4. Medical Necessity means services that are covered as basic covered benefits under the applicable Membership Agreement and are appropriate and necessary for the symptoms or treatment of a medical condition. Whether a covered service is Medically Necessary shall be determined based on criteria set forth in the applicable Administrative Manual.







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5.       Member means an individual or his or her dependents, as the case may be, who is entitled to receive health care services from a Contracted Health Plan pursuant to that individual's Membership Agreement.

6. Membership Agreement means the agreement between a Contracting Health Plan and an individual or group pursuant to which a Member receives, among other things, medical transportation services.


                         II. RESPONSIBILITIES OF MPOWER

1.       SERVICES TO BE PROVIDED.

         A. SERVICES. MPOWER shall provide (i) claims processing services in connection with the medical transportation services provided by Customer pursuant to its Health Plan Agreements;
                  (ii) medical review services associated with such claims processing; (iii) receipt of inquiries concerning eligibility, benefits, and claims status; and (iv) related reports required to be provided by Customer pursuant to its Health Plan Agreements. Such services shall be provided in accordance with this Agreement and the requirements of the applicable Administrative Manual. Customer shall consult with MPOWER in connection with developing the portions of each Administrative Manual applicable to claims processing, and MPOWER shall have the opportunity to appoint a representative to participate on the team established by Customer to develop each Administrative Manual. Customer shall also provide MPOWER promptly with all information from Health Plan Agreements and Member Agreements that is necessary for MPOWER to perform its obligations under this Agreement.

                  MPOWER shall cooperate with and assist Customer in establishing and providing effective communication links and working relationships with the Contracted Health Plans and other program administrators retained by Customer with respect to administration of other aspects of Customer's Health Plan Agreements. The key assumptions used to establish services to be provided by MPOWER and compensation hereunder are more particularly described on Exhibit A, attached hereto and made a part of this Agreement.

                  This Agreement shall apply to all Health Plan Agreements, both current and those that will be entered into by Customer during the term of this Agreement.

         B. CLAIMS PROCESSING. MPOWER shall promptly process all claims in accordance with the terms of the applicable Membership Agreement, Health Plan Agreement, and Administrative Manual, which process shall include, without limitation, the following:

                  1. Receive and date stamp all claims, indicating the date of receipt of each claim, in the case of paper claims, and the date of transmission of each claim to MPOWER, in the case of claims electronically submitted to MPOWER.

                  2.       Verify Member eligibility.





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         3.       Determine the Medical Necessity of medical transportation
                  services in accordance with the Medical Necessity standards set forth in the applicable Administrative Manual. Any claim that would be denied on the basis of Medical Necessity shall be referred to the Contracted Health Plan prior to denial. Except as otherwise provided in the applicable Administrative Manual, (a) the Contracted Health Plan, or its designee, shall be solely responsible for notifying the Member of the denial of any claim; and (b) MPOWER shall not contact the Member with respect to any denial of claims. If the Contracted Health
                  Plan approves the claim, Customer shall notify MPOWER of the approval, and MPOWER shall promptly pay the claim. Notwithstanding the foregoing, if Customer's referral authorization is included in the claims submission, then the Medical Necessity of the claims will be deemed to be determined, and further review will not be required.

         4. Deny claims that are not covered benefits for reasons other than Medical Necessity and notify the Contracted Health Plan, as required, of the Member's right to appeal such denial in accordance with the Contracted Health Plan's appeal process.

         5. Calculate and promptly pay to the appropriate transportation or other network provider the amount to be paid as covered benefits in accordance with the applicable network provider agreement and Membership Agreement. Unless a claim is disputed, MPOWER shall make payment on the claim within the time frame required by applicable state or federal law or regulation or such other period of time as set forth in the applicable Administrative Manual and Membership Agreement.

         6. Calculate and notify provider via statement of remittance for Member liability only as provided in the Health Plan Agreements.

         7. The specific time limits for performing the functions set forth in this Section II.1.B shall be specified in the applicable Administrative Manual.

2. IMPLEMENTATION. MPOWER shall take all actions necessary to establish all administrative and other connections and arrangements necessary for the transfer of data and processing of claims, including, without limitation, the establishment and maintenance of electronic data interface or electronic data transfer capabilities for the electronic transfer of encounter and other data related to claims. processing in a timely manner. MPOWER and Customer shall agree on an implementation project plan and schedule, which shall be set forth on Exhibit B, attached to this Agreement and made a part hereof. The implementation project plan and schedule wilt identify the steps necessary to achieve implementation of this Agreement, the responsibilities of the respective parties, and the timeframe for completion of each step. Provided that Customer completes any requirements it has within the implementation plan in a timely manner, the plan shall result in completion of the implementation process in accordance with the implementation table set forth on Exhibit A of this Agreement. MPOWER agrees that it will be ready for implementation of this Agreement in connection with the first Health Plan Agreement by [*].

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         In the event Customer enters into Health Plan Agreements with additional Contracted Health Plans, MPOWER shall cooperate diligently with Customer to implement services in connection with such Health Plan Agreements. In consideration for such implementation, Customer shall pay MPOWER for MPOWER's costs for such implementation based on mutually agreed upon work orders. One half of the estimated amount of such costs shall be paid to MPOWER prior to commencement of such implementation and the balance shall be paid upon successful completion of implementation.

3. QUALIFICATIONS AND SERVICE LEVEL REQUIREMENTS. Consistent, high quality service to Customer, policyholders, Contracted Health Plans, and providers is an essential requirement. MPOWER will meet the following qualifications and service level commitments.

         A. On or before [*], MPOWER shall file initial applications to obtain all applicable licenses/certifications required for MPOWER to perform its obligations hereunder, including without limitation, licensure as a third party administrator and utilization review agent, if applicable, and MPOWER shall obtain such licenses/certifications. Thereafter, MPOWER shall at all times during the term of this Agreement remain appropriately licensed in each state in which MPOWER performs services hereunder.

         B. Subject to Section 3.A above, MPOWER shall remain in compliance with all applicable local, state, and federal laws, rules and regulations relating to the services provided by MPOWER hereunder, including without limitation, fulfillment of third party administrator financial obligations pertaining to payment of penalties for late claims, interest, or other penalties, as well as any claim reserves or other funding requirements.

         C. MPOWER will maintain compliance with all Customer requirements pertaining to claims processing procedures, including without limitation, those requirements set forth in the Administrative Manual. The parties will establish procedures regarding handling and disbursement of funds as part of the implementation process, to be finalized prior to [*].

         D. MPOWER shall meet or exceed the performance standards set forth herein relating to claims processing, including but not limited to claims turnaround time, payment accuracy, and reporting.

         E. MPOWER will establish and maintain throughout the life of the Agreement a dedicated staff of personnel responsible for servicing Customer's individual business.

         F. MPOWER will maintain backup tapes of all programs, data, and/or any other information used in the administration of claims.

         G. MPOWER represents and warrants that all hardware/software required to perform MPOWER's obligations hereunder is Year 2000 compatible and that the information and services to be provided by MPOWER will not be impaired, disrupted, or interrupted, in whole or in part, by deficiencies or inaccuracies related to the processing and display of date/time data (including, but not limited to, century recognition, calculations that

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                  accommodate the same century and multi-century formulas and date values, and interface values that reflect the century) from, into, and between the 20th and 21st centuries, and the years 1999 and 2000, and leap year calculations. In the event that Customer becomes aware that MPOWER(R) has not processed data containing any dates correctly, Customer shall immediately notify MPOWER of this fact, and MPOWER agrees to correct or replace MPOWER(R) to eliminate the problem.

4.       PERFORMANCE STANDARDS AND ASSOCIATED FINANCIAL PENALTIES.

         A. MPOWER shall meet the following performance goals in connection with the following performance standards:

                  1. Claims Processing Accuracy. Not less than [*] percent ([*]%) of the claims submitted to MPOWER will be accurately adjudicated in accordance with the applicable Administrative Manual, the Network Provider Agreement and the applicable Membership Agreement. The performance assessment for claims adjudication accuracy shall be based on audits performed by Customer.

                  2. Timing of Claims Payments. Not less than [*] percent ([*]%) of all claims shall be processed within thirty
                           (30) calendar days of receipt.

                  3. Accuracy of Claims Payments. Not less than [*] percent ([*]%) of the claims submitted to MPOWER shall be priced in accordance with Customer's instructions regarding pricing.

                  4. Written inquiry response time. Not less than [*] percent ([*]%) of Member's written questions regarding medical transportation services will be responded to within five (5) working days after receipt of such inquiry, Not less than [*] percent ([*]%) of Member's written requests regarding medical transportation services will be responded to within seven (7) working days after receipt of such inquiry. MPOWER shall report all written inquiries to Customer on a monthly basis in a format mutually acceptable to the parties and to the Contracted Health Plans. In addition, MPOWER shall report all phone and written complaints and grievances to Customer within two (2) business days of receipt.

                  5. Telephone inquiry response time. Not less than [*] percent ([*]%) of all incoming phone calls shall be responded to within a time not to exceed twenty (20) seconds. No telephone inquiries during normal business hours from Members or Contracted Health Plan inquiries regarding denials or disputes will be blocked due to MPOWER's failure to maintain its system.

                  6. Abandoned Call Rate. MPOWER's abandoned call rate shall not exceed [*] percent ([*]%) on not less than [*] percent ([*]%) of business days.

         B. The parties acknowledge that Customer may be subject to penalties for failure to meet each performance goals set forth above at least [*] percent ([*]%) of the time during each calendar quarter. In connection with the assessment of MPOWER's performance of these




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                  goals, MPOWER. may be audited by Customer, by a Contracted
                  Health Plan, or by an independent auditor on behalf of Customer and/or a Contracted Health Plan. MPOWER shall be responsible for, and shall reimburse Customer for, penalties incurred by Customer under any Health Plan Agreement (including Administrative Manual) due to MPOWER's failure to meet each performance goals set forth above [*] percent ([*]%) of the time during each calendar quarter. Such penalties shall be paid by MPOWER, to Customer within thirty (30) days after notification by Customer of the amount of such penalty(ies). Penalties for specific Contracted Health Plans are more fully described in Exhibit A hereof and subsequent exhibits addressing scope of services for each Contracted Health Plan.

5.       REPORTING.

         A. MPOWER shall accurately measure and report service levels to Customer. MPOWER, shall provide to Customer (or directly to the Contracted Health Plans, if so directed by Customer) reports containing information required by Customer and the applicable Contracted Health Plan, in accordance with the applicable Administrative Manual or Contracted Health Plan Amendment. Such reports must be sent via magnetic tape, electronic transmission, or diskette (or hard copy, if requested by a Contracted Health Plan) in a standard format established by Customer and the Contracted Health Plans, for each encounter that Member receives during the previous month. Such information shall be complete and accurate and shall be provided to Customer (or to a Contracted Health Plan directly, if so directed by Customer) by the fifteenth (15th) day of the month, or if the fifteenth (15th) day falls on a weekend or a holiday, as of the next business day thereafter. However, for a period, not to exceed nine months, the California Department of Corporations shall require for all California Contracted Health Plans weekly reporting. Such encounter data reporting shall be segregated by Contracted Health Plan. MPOWER shall promptly provide Customer (or the Contracted Health Plan, as appropriate) with all corrections and revisions of such encounter data. Encounter data shall include, at a minimum, those data elements identified on the HCFA 1500, or its successor form.

         B. MPOWER shall provide to Customer reports related to the performance of each standard set forth in Paragraph II.4.A above in the format identified in the applicable Administrative Manual. Such reports shall be provided on a monthly or quarterly basis, as determined by Customer and the applicable Contracted Health Plan, and shall be segregated by Contracted Health Plan.

         C. Upon request, MPOWER shall provide to Customer, or shall assist Customer to prepare, quality reports in a format identified in the applicable Administrative Manual. Such reports shall be prepared at least quarterly and shall be segregated by Contacted Health Plan.

6. AUDITS. Customer and the Contracted Health Plans shall have the right to audit MPOWER at any time in connection with MPOWER's performance pursuant to this Agreement. MPOWER will provide Customer and the Contracted Health Plans, or their designees, with access at any time to all of MPOWER's books, records, and systems prepared, maintained, and utilized in connection with the performance of MPOWER's obligations pursuant to this Agreement, in every format utilized by MPOWER. Customer and the Contracted Health Plans, or their designees, shall have

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         access to MPOWER's personnel during normal business hours, and such personnel shall cooperate fully with Customer and the Contracted Health Plans or their designees in the performance of such audits. Customer shall have the right to copy any and all books and records associated with MPOWER's services provided to Customer hereunder. Customer agrees that it will use its best commercially reasonable efforts not to disrupt the business of MPOWER during the performance of such audits.

7. KEY PERSONNEL. MPOWER will identify and commit key personnel to the implementation and management of services to be provided under this Agreement. Any staffing changes involving key personnel will be discussed in advance between Customer and MPOWER.

8. CONFIDENTIALITY. MPOWER shall maintain the confidentiality of all Customer and Contracted Health Plan data, including, but not limited to, contracts, provider information, strategic objectives, enrollment, financial information, etc. Except as described below, MPOWER shall not disclose the details of Customer's or any Contracted Health Plan program experience, including such information as price, claims history, profit/loss, etc., to any third party. Except as described below, MPOWER shall maintain the confidentiality of all Customer and Contracted Health Plan policyholder data, including any medical records information, operative reports, fee schedule information, and the like.

         MPOWER shall disclose information described in this Section only: (a) in response to a court order; (b) for an examination conducted by the applicable Office of the Insurance Commissioner; (c) for an audit or investigation conducted under the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1001, et seq.); (d) to or at the request of Customer; or (e), with respect to individual patient information, with the written consent of the insured or certificate holder (or a designated legal representative) to which the information applies.

         MPOWER shall obtain a confidentiality agreement protecting Customer's confidential information from any subcontractor in a form satisfactory to Customer.

         MPOWER and Customer mutually covenant to keep confidential any proprietary or confidential information of the other party, and to implement safeguards designed to prevent disclosure of any proprietary or confidential information of either party to a third party without the express written consent of the other party. Such information shall include internal business practices, business records, trade secrets, contracts, the terms of this Agreement, or business methods, in any form whatsoever. MPOWER and Customer further mutually covenant that the proprietary confidential information of the other will be disclosed only to such of its employees and representatives as have a need for such information in furtherance of the purpose contemplated by this Agreement and, in any case, will be responsible for breaches of this Section by such employees and representatives. Upon request, the party receiving such information shall either return or destroy confidential information, as directed by the disclosing party.

9. TRAINING. MPOWER shall complete any necessary training of Customer staff and/or staff from other administrators with whom Customer has contracted for specific services. Customer shall provide training to MPOWER staff regarding (a) pertinent portions of the applicable Membership Agreements, including without limitation covered benefits for medical transportation services, (b) applicable portions of the Administrative Manuals pertaining to MPOWER's obligations




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         hereunder; and (c) any special processes, procedures, or benefits applicable to a specific Contracted Health Plan that are necessary in order for MPOWER to satisfy its obligations under this Agreement. MPOWER. shall make available staff members designated as key contacts for all administrators and Contracted Health Plans to attend sessions conducted by Customer for product training, provider issues resolution or training, and to help build effective working relationships among administrators and Contracted Health Plans. Such sessions shall be sponsored by Customer and scheduled as far in advance as possible.


                             III. PRICE AND PAYMENT

1. PRICE. The fees for the services of MPOWER pursuant to this Agreement are identified on Exhibit A. These fees cover those services provided by MPOWER pursuant to this Agreement and are based on the key assumptions identified on Exhibit A, as well as the cost of toll-free telephone lines and supplies. In the event of the addition of new Contracted Health Plans, the encounter pricing set forth on Exhibit A shall remain applicable to services provided in connection with such new Contracted Health Plans, except that if the requirements for such services are materially greater or less than the assumptions set forth on Exhibit A, the per encounter charge may be changed accordingly upon mutual agreement of the parties. Notwithstanding the foregoing, the parties acknowledge that the price set forth in Exhibit A is not contingent upon the continuation of any specific Health Plan Agreement between Customer and a Contracted Health Plan.

2. PAYMENT. On or before the fifteenth (15th) day of each month, MPOWER shall provide Customer with a report of the aggregate number of encounters processed by MPOWER during the previous month. Customer will pay MPOWER the applicable tiered encounter fee for such encounters on or before the last day of the month during which such report was received by Customer. Customer's obligation to pay MPOWER hereunder shall be subject to Customer's right to audit MPOWER's books and records to verify encounters processed by MPOWER in connection with this Agreement. Customer shall be entitled to offset and withhold from MPOWER any amounts due Customer for penalties or otherwise.

3. CHARGES. Customer agrees that MPOWER shall have the right to charge interest of one and one-half percent (1.5%) of the outstanding balance per month, or the highest amount allowed by law, whichever is less, on any and all late payments (except to the extent that such amounts are reasonably disputed by Customer), and Customer agrees to pay such charges.. All prices mentioned in this Agreement are in U.S. Dollars. The parties agree that the prices set out in this Agreement do not include any sales, use or gross receipts taxes, any duties, any similar assessments, or any other tax imposed on any party by virtue of this Agreement, all of which, excluding only taxes based on MPOWER's income, shall be the sole liability of, and shall be paid solely by, Customer.


                               IV. INDEMNIFICATION


1. Customer agrees to defend, indemnify, and hold harmless MPOWER, and its parent and subsidiaries, and their officers, directors, agents, and employees, from and against any claim, expenses (including reasonable attorney fees and litigation costs), losses, lawsuits, damages, fines, penalties, or other liability to any third party, including participating providers, nonparticipating providers, and Customer's insureds, arising out of or related to any negligent, wrongful, or



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         unauthorized act or omission of Customer or act or omission of MPOWER expressly required by Customer. MPOWER acknowledges its responsibility to notify Customer if the officers or directors of MPOWER has knowledge that direction provided by Customer is negligent, wrongful, or unauthorized.

2. MPOWER agrees to defend, indemnify, and hold harmless Customer, the Contracted Health Plans, their respective parents, subsidiaries and affiliates, and their officers, directors, agents, and employees, from and against any claim, expenses (including reasonable attorney fees and litigation costs), losses, lawsuits, damages, fines, penalties, or other liability to any third party, arising out of or related to any negligent, wrongful, or unauthorized act or omission of MPOWER. Customer acknowledges its responsibility to notify MPOWER if the officers or directors of Customer has knowledge that any action on the part of MPOWER is negligent, wrongful, or unauthorized.

3. Each party will promptly notify the other if it becomes aware Of any lawsuit, insurance department complaint, or demand by an attorney, which may affect the other; provided, however, that the failure to give such notice will not relieve any such other party from liability under this Article IV with respect to such lawsuit, insurance department complaint or attorney demand, except to the extent that such other party has been actually prejudiced as a result of such failure. Customer shall be fully responsible for defending lawsuits based solely on claims arising under the provisions of its policies. MPOWER shall be fully responsible for defending lawsuits based solely on allegations of MPOWER's own misconduct. If either party is named as a defendant in a lawsuit for any matter for which the other party is responsible under this provision, the other party shall be responsible for defending such matter. Responsibilities under this provision includes liability for judgments, reasonable attorney fees, costs, penalties, and fines.

4. Notwithstanding other provisions of this Article IV, the duty of either party to notify the other, defend, indemnify, or hold harmless under this Article shall not arise unless and until such claim, expense, loss, damage, fine, penalty, or other liability to any third party shall exceed $25,000.


                              V. DISPUTE RESOLUTION

1. NOTIFICATION AND RESOLUTION OF COMPLAINTS. MPOWER shall notify Customer within forty-eight (48) hours of receipt of any complaint received from a Member, a Member's representative, a Contracted Health Plan (if such complaint involves administrative services rendered by MPOWER pursuant to this Agreement) or a provider of medical transportation services in connection with services rendered by MPOWER hereunder. MPOWER agrees to cooperate fully with Customer and with the applicable Contracted Health Plan in resolving any Member or provider complaint regarding services provided by MPOWER in connection with this Agreement, in accordance with the dispute resolution procedure set forth in the applicable Membership Agreement, Administrative Manual or provider agreements, as appropriate. In addition, MPOWER agrees to be joined in any dispute between Customer and a Contracted Health Plan involving administrative services rendered by MPOWER pursuant to this Agreement, and to cooperate fully in the resolution of such dispute in accordance with the dispute resolution procedure set forth in the applicable Health Plan Agreement.

2. DISPUTE BETWEEN THE PARTIES. If any dispute shall arise between the parties in connection with this Agreement that is unrelated to a Member, provider, or Contracted Health Plan





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         complaint, the parties shall make every effort to amicably resolve the dispute pursuant to this Section V.2. The following procedures shall be adhered to in order to expeditiously resolve any disputes arising during the term of this Agreement.

         A. The party invoking the procedures of this Section V.2 shall provide written notice to the other party. Each party shall designate an individual empowered to bind the organization to a negotiated resolution of the dispute. Unless the dispute is resolved with fewer meetings, these parties shall meet and confer at least two (2) times within forty-five (45) days to attempt to reach such resolution. If the matter has not been resolved informally within such forty-five (45) days (which period may be extended by mutual agreement), the dispute shall be settled by binding arbitration, in accordance with the provisions of Sections B through G of this Section V.2.

         B. Either party may commence arbitration by sending a written demand for arbitration to the other party, setting forth the nature of the controversy, the dollar amount involved, if any, and the remedies sought, and attaching a copy of this Article V to the demand. The parties shall attempt to agree upon either one or three (3) arbitrators, as they jointly deem appropriate. If the parties fail to agree upon the appropriate number of arbitrators and the identity of the arbitrator(s) within ten (10) days after the demand for arbitration is mailed, then the parties stipulate to arbitration before three
                  (3) neutral arbitrators sitting on the JAMS/Endispute ("JAMS") panel administered by the Denver, Colorado, JAMS office. Each party shall select one such arbitrator from the panel, and the third arbitrator shall be selected by the first two so selected. All three arbitrators shall be neutrals, and no arbitrator shall have a conflict of interest unless waived by both parties.

         C.       The parties shall share all costs of arbitration.

         D. The arbitrator(s) shall apply the substantive law of Colorado. The parties shall have the rights of discovery as provided for any judicial proceeding. The Colorado evidence code shall apply to testimony and documents submitted to the arbitrator(s).

         E. Arbitration shall take place in Denver, Colorado unless the parties otherwise agree. As soon as reasonably practicable, the arbitrator(s) shall conduct a hearing on the dispute or matter to be resolved. As soon as reasonably practicable thereafter, the arbitrator(s) shall arrive at a final decision, which shall be reduced to writing, signed by the arbitrator(s) and mailed to each of the parties and their legal counsel.

         F. All decisions of the arbitrator(s) shall be final, binding and conclusive on the parties and shall constitute the only method of resolving disputes or matters subject to arbitration under this Agreement. The arbitrator(s) or a court of appropriate jurisdiction may issue a writ of execution to enforce the arbitrator's judgment. Judgment may be entered upon such a decision in accordance with applicable law in any court having jurisdiction.

         G. Notwithstanding the foregoing, because time is of the essence of this Agreement, the parties specifically reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief, and grant the





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                  arbitrator(s) the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order.


                           VI. TERM AND TERMINATION

1. TERM. The initial term of this Agreement shall commence on the Effective Date hereof and shall continue for a period of [*] ([*]) years unless sooner terminated in accordance with this Article VI. Thereafter, this Agreement shall automatically renew for consecutive one (1) year periods.

2. DELAYS IN IMPLEMENTATION. In the event this Agreement is not implemented in accordance with the implementation schedule set forth on Exhibit A as to any service area noted in such schedule, and such delay is caused by the acts or omissions of MPOWER (except as such acts or omissions were directed by Customer), MPOWER shall be liable for any damages incurred by Customer as a result of such delay, including such damages payable by Customer to a Contracted Health Plan under the applicable Health Plan Agreement in connection with such delay in implementation. MPOWER shall continue implementation of the remaining service areas in accordance with the implementation schedule. If the delayed service area is not implemented within ninety (90) days of the scheduled implementation date, such delay by MPOWER shall be deemed to be a material breach of this Agreement. This section shall not apply to any delays in implementation resulting from the actions of Customer or the applicable Contracted Health Plan.

3. TERMINATION WITHOUT CAUSE. This Agreement may be terminated without cause by either party by providing one hundred twenty (120) days prior written notice to the other party; provided, however, that if MPOWER terminates this Agreement pursuant to this Section, Customer shall have the right to exercise the option set forth on Attachment A-2 of Exhibit A of this Agreement, regardless of when during the term of this Agreement such termination occurs.

4. TERMINATION FOR CAUSE. This Agreement may be terminated immediately upon written notice thereof given by either party if any one oft he following occurs, but in no event shall such termination relieve either party from any of its obligations incurred at the time of termination under this Agreement.

         A. Except as provided in Section 4.B below, either party may terminate this Agreement upon failure of the other party to cure non-compliance with any material provision of this Agreement within thirty (30) days after the terminating party gives written notice of such non-compliance to the other party, unless cure of the non-compliance cannot be reasonably completed within thirty (30) days, in which case such cure shall be commenced within such thirty (30) day period and diligently pursued to completion, which completion shall occur no later than forty-five (45) days after the initial notice of termination. Any such termination shall be effective as of the date of expiration of the applicable cure period.

         B. In the event of breach by MPOWER, Customer may terminate this Agreement in whole or in part (i.e., only as to specific service areas or Contracted Health Plans).

5.       IMMEDIATE TERMINATION.


* Confidential Treatment Requested
                                      -11-

         A. Subject to Section II.3.A hereof, this Agreement shall automatically terminate if MPOWER fails to maintain applicable licensure as a third party administrator and/or such other licenses or certifications required for MPOWER to perform its obligations hereunder.

         B. In the event of any material adverse change in MPOWER's insurance coverage, Customer may immediately terminate this Agreement.

         C. In the event of termination of a Health Plan Agreement for any reason, Customer may terminate this Agreement in whole or in part effective on the date of termination of the Health Plan Agreement. Customer shall provide MPOWER with not less than forty-five (45) days notice of such termination.

         D. This Agreement may be terminated if either party becomes insolvent, or is adjudicated as bankrupt, or its business comes into possession or control, even temporarily, of any trustee in bankruptcy, or a receiver is appointed for it, or it makes a general assignment for the benefit of creditors, and no interest in this Agreement shall be deemed an asset of creditors. No interest in this Agreement shall be deemed an asset or liability of either party, nor shall any interest in this Agreement pass by operation of law without the consent of both parties.

6. EFFECT OF TERMINATION. Upon termination of this Agreement for any reason, the Agreement shall be of no further force or effect, except as to the rights and obligations of the parties arising out of transactions occurring prior to the effective date of termination. MPOWER shall cooperate fully with Customer and all Contracted Health Plans to ensure a smooth transition of administrative functions assumed by MPOWER hereunder to Customer or directly to another administrative services vendor. Such cooperation shall include but not be limited to the following:

         A. MPOWER shall continue to pay claims incurred during the term of this Agreement unless directed by Customer to transfer such functions to Customer or directly to the new administrative services vendor.

         B. MPOWER. shall transfer, as soon as possible, both electronically and on diskette, all data, records, and other information connected with claims processing and other services provided by MPOWER to Customer or directly to the new administrative services vendor.

         C. MPOWER shall provide a final accounting of claims processed within thirty (30) days after the end of the month in which this Agreement was terminated.


                             VII. GENERAL PROVISIONS


1. OPTION TO LICENSE SOFTWARE. MPOWER hereby grants Customer an option to license the MPOWER(R)software system in accordance with Attachment A-2 of Exhibit A of this Agreement. Customer may exercise such option only after completion of the first two (2) years of the initial term this Agreement, unless MPOWER terminates this Agreement without cause in accordance with Section VI.3 hereof, in which case, Customer may exercise this option at that time, regardless of when such termination occurs. In the event Customer exercises the option pursuant to this Section, this Agreement shall terminate upon Acceptance of the software by Customer, as defined in Paragraph 5 of Attachment A-2 of Exhibit A of this Agreement.

 2.      COVENANT NOT TO HIRE. During the life of the Agreement between
         Customer and MPOWER, and for a period of one (1) year after termination of the Agreement by either party for any reason, both parties agree not to knowingly hire, directly or indirectly, for the purpose of performing or assisting others in the performance of, any service or function provided pursuant to this Agreement, who was an employee of the other party during the life of this Agreement without the prior written consent of the other party. "Knowingly" as used in the preceding sentence is intended to refer to the actual knowledge of the officers and senior management of the parties hereto. This covenant applies to both parties and to any of their affiliated companies, including, but not limited to, a parent or subsidiary company. Both parties agree that calculating damages that a breach of this section would cause is difficult and agree to liquidated damages in the mount of [*] Dollars ($[*]) per breach. Injunctive relief shall also be available to the parties.

3. SUBCONTRACTING. All services proposed by MPOWER will be performed by a combination of its own staff and designated subcontractor(s). All subcontractors operating on behalf of MPOWER will be subject to the terms and. conditions of this Agreement. Customer shall have the fight to approve all subcontractors prior to their contracting with MPOWER.


4. CUSTOMER SATISFACTION SURVEYS. Customer may periodically conduct "customer" satisfaction surveys of policyholders, Contracted Health Plans, and providers with whom Customer has contracted. MPOWER agrees to record all interactions with these parties and provide those records, including the callers' telephone numbers, to Customer as requested. MPOWER will provide other reasonable support to Customer's customer satisfaction survey activities as requested.

5. INSURANCE. Each party shall obtain and carry general liability insurance, including errors and omissions coverage, in a form and with an insurer acceptable to the other, with limits of at least $1,000,000 per occurrence and $3,000,000 in the aggregate. Within sixty (60) days of execution of this Agreement, each party shall deliver to the other a certificate of notice which provides that, should either party discontinue its errors and omissions coverage, the other will be notified by the errors and omissions carrier. In the event any such coverage is provided on a claims made basis, such coverage shall be manufactured (or such party shall procure equivalent tail coverage) for a period of five (5) years after the termination hereof.

6. BUSINESS RELATIONSHIP. The business relationship of MPOWER to Customer hereunder is that of an independent contractor and not as partner, joint venture, employee, or agent.

7. NO ADVERTISING. MPOWER shall not engage in any marketing or advertising of any Customer products or services without the express written consent of Customer.

8. NOTICE. Any notice required or permitted hereunder shall be deemed served if personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the respective party to whom such notice relates at the address set forth below, or at such other address as shall be specified by notice given in the manner herein provided.


         Notice to Customer:                AMERICAN MEDICAL PATHWAYS



* Confidential Treatment Requested

                                    2821 South Parker Road
                                    Aurora, CO 80014
                                    Attn: President and Chief Operating Officer


         With a copy to:            AMERICAN MEDICAL RESPONSE
                                    2821 South Parker Road
                                    Aurora, CO 80014
                                    Attn: President and Chief Operating Officer

         Notice to MPOWER:          MPOWER SOLUTIONS, INC.
                                    6400 S. Fiddler's Green Circle
                                    Suite 540
                                    Englewood, CO 80111
                                    Attn: Chief Executive Officer

9. PARTIES BOUND. This Agreement shall be binding upon and shall inure to the benefit of the parties And their respective successors and permitted assigns. Neither party shall assign or otherwise transfer this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement to any subsidiary of such party (or in the case of Customer any subsidiary of AMR) in which such party owns an equity position of fifty one percent (51%) or more, by giving thirty (30) days' prior written notice to the other party, provided that any such assignee has at least the financial and other capabilities to perform hereunder as the original parties hereto.

10. AMENDMENT. This Agreement may be amended at any time but only by the written agreement of the parties.

11. SEVERABILITY. The invalidity or unenforceability of any term or provision hereof shall in no way affect the validity or enforceability of any other term or provision of this Agreement.

12. GOVERNING LAW. This Agreement and the rights, obligations, and remedies of the parties hereunder shall b e governed by the laws of the state of Colorado.

13. HEADINGS. The table of contents and headings to the various paragraphs of this Agreement have been inserted for convenient reference only and shall not modify, define, limit, or expand the express provisions of this Agreement.

14. AUTHORIZATION FOR AGREEMENT. The execution and performance of this Agreement by the parties has been duly authorized by all necessary laws, resolutions, or corporate action, and this Agreement constitutes a valid and enforceable obligation of the parties in accordance with its terms.

15. FORCE MAJEURE. No party shall be liable for any failure to perform its obligations under this Agreement, including without limitation compliance with the performance standards set forth in Section II.4, to the extent that such failure results from any act of God, riot, war, civil unrest, natural disaster or labor dispute.

         16. ENTIRE AGREEMENT. This Agreement, including exhibits and attachments, contains the entire agreement between the parties, and this Agreement may not be modified or terminated except as expressly provided herein or by an agreement in writing signed by the parties hereto.


         IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first set forth above.



AMERICAN MEDICAL PATHWAYS, INC.    MPOWER SOLUTIONS, INC.


[ILLEGIBLE]                        ["MPOWER"]

/s/ ROBERT E. WATSON               /s/ MARK S. RANGELL
------------------------------     ---------------------------------
SIGNATURE                          SIGNATURE

ROBERT E. WATSON                   MARK S. RANGELL
------------------------------     ---------------------------------
NAME PRINTED                       NAME PRINTED

VP & CEO, PATHWAYS                 SENIOR VICE PRESIDENT
------------------------------     ---------------------------------
TITLE                              TITLE

                                    EXHIBIT A


                                SCOPE OF SERVICES
                               IN CONNECTION WITH
                         KAISER FOUNDATION HEALTH PLANS


STATEMENT OF WORK

ELIGIBILITY

KEY ASSUMPTIONS:

    o A full eligibility data load will be provided to MPOWER from Customer and Kaiser Foundation Health Plans ("Kaiser") in a format agreed to between Customer and Kaiser, which shall be in the MPOWER-specific electronic format

    o Customer and the Contracted Health Plan will provide eligibility on an agreed to monthly date and be loaded by MPOWER within 24 hours of receipt with each new eligibility load representing the current "eligible population"

    o    No retroactive enrollments and disenrollments

    o    No reconciliation of monthly eligibility

    o    No retroactive claim adjustments

IMPLEMENTATION SCHEDULE

                                             LIVES          ENCOUNTERS          ENCOUNTERS
PHASE     REGION                           (000,000)         (YEARLY)            (MONTHLY)          LIVE DATE
-----     ------                           ---------        ----------          ----------          ---------
1         Rocky Mountain Division*           [*                 *                   *                 *

2         Southern CA                         *                 *                   *                 *

3         AMR Other                           *                 *                   *                 *

4         K.C.                                *                 *                   *                 *

5         Northern CA                         *                 *                   *                 *

6         Oregon, Hawaii, WA                  *                 *                   *                 *

7         Georgia, N.C.                       *                 *                   *                 *

8         Maryland, Ohio, Wash D.C., VA       *                 *                   *                 *

9         NY, MA, VT, CT                      *                 *                   *                 *]
                                           ---------        ----------          ---------
Total                                        [*                 *                   *]

*The financial provisions connected with this service area will be implemented on June 1, 1999.





* Confidential Treatment Requested

CAPITATION/FUND POOL MANAGEMENT/FINANCIAL

KEY ASSUMPTIONS:

         o Set-up and maintain fund pools applicable to Kaiser satellite locations

         o Load and maintain provider and vendor data for 100 network providers

         o Set-up and maintain roll-up hierarchy of Customer transports by division

         o Set-up and maintain roll-up hierarchy of transports by Kaiser satellite

         o        Provide 1099s for up to 100 non-Customer network providers

         o Perform fee-for-service claims payments and issue remittance advice with checks to providers (100 checks/me.)

AUTHORIZATIONS/CLAIMS

KEY ASSUMPTIONS:

         o 56% of claims will require medical necessity checking (60% submitted electronically)

         o 44% will auto-adjudicate according to role set (85% submitted electronically)

         o        Encounter volume breakdown according to Attachment A

         o        Denials are disbursed to Providers and Kaiser for distribution

         o Customer Service is limited to 100 Providers and Customer/Contracted Health Plan staff

         o        No EOBs are submitted to members

         o        Claims are submitted in standard HCFA 1500 or UB92 format

         o Maintenance of out of network providers will be limited to 500 providers

         o        Customer service calls to Contracted Health
                  Plans/Customer/contracted providers will be limited to 2% of the volume attributed to Medical Necessity claims. Excess Customer services requirements shall be managed by Customer

         o Medical necessity checking will be limited to Contracted Health Plan approved protocol compliance and subject to "prudent person" rule, if applicable

REPORTING

         o        Provide encounter data reporting electronically

         o Limited to reports which are included in standard MPOWER system format, and as agreed to by the Contracted Health Plan

PRICING ASSUMPTIONS

The following assumptions have been made within the generic pricing model.

1. IMPLEMENTATION - Implementation has been scoped on the basis of a standard implementation without consideration for custom reporting or custom interfaces. These customizations would be provided on a time and materials basis (based on mutually agreed upon scope-of-work orders) or could be quoted fixed fee if a detailed specification is available.

2.       VOLUMES - are based on attached estimated encounter volumes.

3. Encounter Tiers - were scoped based on anticipated roll-out of the Kaiser contract and reflect higher fees in the earlier stages of the contract.

4. Travel & Expenses - Any travel which is required to AMERICAN MEDICAL PATHWAYS client sites is not included.

5. Training - of AMERICAN MEDICAL PATHWAYS staff in MPOWER system operations is not included. However, MPOWER shall be financially responsible for training the individual responsible for providing such training to AMERICAN MEDICAL PATHWAYS.

6. Dedicated Telecommunications - between MPOWER Denver Operations and AMERICAN MEDICAL PATHWAYS is included.

7. Location - Computer Operations will be housed in MPOWER facilities with claims processing staff located in Federal Way, WA and Jacksonville, FL.


PENALTIES

In accordance with Section II.4.B of this Agreement, MPOWER is responsible for reimbursing Customer for penalties incurred by Customer due to MPOWER's failure to meet the performance goals set forth in Section II.4.A of this Agreement. Such penalty shall be equal to [*] percent ([*]%) of the administrative fees set forth in Article II hereof in connection with the particular service area(s) (as defined in the applicable Health Plan Agreement) that has been deemed not to have met the performance goals set forth in Section II.4 of this Agreement.



* Confidential Treatment Requested

PRICING MODEL

The pricing model is broken down into two components.

         1.       Fixed infrastructure.

         2.       Monthly encounter processing.

FIXED INFRASTRUCTURE
The benefit of the MPOWER outsourcing project is the ability of Customer to bring a fully implemented turnkey system operation in-house at the end of the processing contract. As such, MPOWER has broken out fixed fee infrastructure costs as follows:

         o        Operations Hardware/Software

         o        MPOWER System Software

         o        Implementation Services

A description of the hardware and software system is more specifically described in Attachment A-1, attached to this Exhibit A and made a part of this Agreement.

The cost for these fixed infrastructure fees is $[*]. Software for on-site Customer workstations will be approximately an additional cost of $[*]/workstation. Customer shall pay MPOWER [*] Dollars ($[*]) upon execution of this Agreement, [*] percent ([*]%) of the remaining balance within forty-five
(45) days after execution of this Agreement, and the remaining [*] percent ([*]%) of the balance plus additional costs for workstations upon completion of initial implementation. If this Agreement is terminated by Customer for cause prior to completion of implementation, MPOWER shall refund to Customer the greater of: (a) any amounts not spent by MPOWER on its actual costs of implementation or (b) [*] percent ([*]%) of the fee paid to MPOWER up until the effective date of termination.


MONTHLY ENCOUNTER PRICING

    TIERS
  (MONTHLY)
  ENCOUNTERS           $/ENCOUNTER
  ----------           -----------

0 - 9999                  $[*]
10000 - 19999             $[*]
20000 - 34999             $[*]
35000+                    $[*]

The foregoing encounter numbers include all encounters from all Contracted Health Plans aggregated.



* Confidential Treatment Requested

                                 ATTACHMENT A-1
                      DESCRIPTION OF HARDWARE AND SOFTWARE


         IBM KS-6000, Model J-50
         MPOWER(R) Managed Care Software Application
         IBM Transaction Server
         IBM Universal Data Base (UDB)

                                 ATTACHMENT A-2
                           TERMS OF LICENSE AGREEMENT

Upon exercise of the Option, the terms of the license agreement ("Agreement") between MPOWER SOLUTIONS, INC. ("MPOWER") and AMERICAN MEDICAL PATHWAYS, INC. ("AMP") shall be as follows:

1. The software to be licensed by AMP from MPOWER ("the Software") is the MPOWER Managed Care Software Application.

2. The license to be granted by MPOWER to AMP ("the License") is a perpetual, nonexclusive, nontransferable (except to affiliates and successors), license to utilize the Software at all locations and for any number of stations and/or users.

3. The License shall be of the then latest existing version of the Software. The License shall include all documentation related to the Software.

4. The fee for the License (the "License Fee") shall be the lesser of (i) $[*], or (ii) the then-existing fee for the Software charged by MPOWER to its best customers, after giving effect to the rate of discount given by MPOWER to its best customers, less the sum of $[*].

5. The License Fee shall be payable as follows. [*] percent ([*]%) thereof at execution of a formal License Agreement. [*] percent ([*]%) thereof upon installation. The remaining [*] percent ([*]%) upon Acceptance, which shall be defined as sixty (60) days' continuous performance of the Software in AMP's live environment in accordance with its specifications and with acceptable system up-time and acceptable system response time.

6. Support, maintenance, updates and enhancements ("maintenance and support") shall be provided by MPOWER, at the option of AMP, for up to five years after Acceptance. The annual fee therefor for the first two
         (2) years after Acceptance shall be [*] percent [*]% of the License Fee. The annual fee for years three (3), four (4) and five (5) after Acceptance shall be [*] percent ([*]%) plus an amount equal to the Consumer Price Index ("CPI") in the Denver Colorado Area as published by the United States Department of Labor, Bureau of Labor Statistics on the day preceding the first day of each such year.

7. At its option, from time to time during the maintenance and support period described In paragraph 6 above AMP may obtain additional Operational Systems Management Services from MPOWER. The fee therefor shall be the sum of [*] Dollars ($[*]) per month.

8. The License shall be granted to AMP and the maintenance and support shall be provided to AMP pursuant to a formal license agreement, i.e. the Agreement referred to above, and upon exercise of the option both MPOWER and AMP agree to negotiate in good faith toward the drafting, mutual acceptance and execution of such an Agreement at the earliest practicable time.

9. The Agreement shall provide at least the following warranties by MPOWER to AMP: a) that the Software is Year 2000 compliant; b) that the License does not infringe the patent, copyright, or other legal rights of any third party; and c) that MPOWER has not and will not introduce any virus, time-bomb, etc. into the Software.


* Confidential Treatment Requested

10. If the Agreement limits the liability of MPOWER as to incidental and consequential damages, such limitation shall not apply to damages caused by breach of any warranty of MPOWER under the Agreement, nor to damages due to the Set, are or to the acts or omissions of MPOWER.

11. If the Agreement limits the liability of MPOWER to a maximum dollar amount, such amount shall not be less than the License Fee.

12. The License Fee shall not include the costs of installation, implementation nor reasonable training of AMP personnel. Further, reasonable out-of-pocket travel expenses of MPOWER shall be payable in addition to the License Fee.

13. The Agreement shall provide for settlement of disputes by arbitration in Denver, Colorado, and that the Agreement shall be governed by the internal laws of the state of California.

                                    EXHIBIT B

                               IMPLEMENTATION PLAN

                  NEW ACCOUNT IMPLEMENTATION WORKPLAN SCHEDULE



The following attachment provides a sample implementation plan, indicating key activities and milestones to be accomplished during the implementation process. This schedule normally covers a period of ninety (90) days from contract signing. MPOWER and Customer will work in conjunction with the first Contracted Health Plan to expedite the standard timeframe, in support of a [*] initial live date for the first service area (Rocky Mountain Division).




* Confidential Treatment Requested

                                                                  %
ID        TASK NAME                                               COMPLETE          DURATION          START*           FINISH
--        ---------                                               --------          --------          ------           ------
1    x    [*]
2    x
3    x
4    x
5    x
6    x
7    x
8    x
9    x
10   x
11   x
12   x
13   x
14   x
15   x
16   x
17   x
18   x
19   x
20   x
21   x
22   x
23   x
24   x
25
26
27
28
29
30
31
32
33
34
35
36
37
38

* Confidential Treatment Requested

                                                                  %
ID        TASK NAME                                               COMPLETE          DURATION          START*           FINISH
--        ---------                                               --------          --------          ------           ------
39        [*]
40
41
42
43
44
45
46
47   x
48
49
50
51
52
53
54
55   x
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78

* Confidential Treatment Requested

                                                                  %
ID        TASK NAME                                               COMPLETE          DURATION          START*           FINISH
--        ---------                                               --------          --------          ------           ------
79        [*]
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118

* Confidential Treatment Requested

                                                                  %
ID        TASK NAME                                               COMPLETE          DURATION          START*           FINISH
--        ---------                                               --------          --------          ------           ------
119       [*]
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158

* Confidential Treatment Requested

                                                                           %
ID        TASK NAME                                                    COMPLETE       DURATION         START*           FINISH
--        ---------                                                    --------       --------         ------           ------
159       [*]
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198

* Confidential Treatment Requested

                                                                           %
ID        TASK NAME                                                    COMPLETE       DURATION       START*           FINISH
--        ---------                                                    --------       --------       ------           ------
199       [*]
200
201
202
203
204
205
206
207
208
209
210
211

*  Tasks may not be started earlier than this date

* Confidential Treatment Requested

                     NON-DISCLOSURE AGREEMENT ("AGREEMENT")

This Agreement is entered into as of ,19__, by and between MPOWER Solutions Inc., a Delaware corporation ("MPOWER"), with its principal place of business at 6400 South Fiddler's Green Circle, Suite 540, Englewood, CO 80111 and___________ ____________________________________ ("Consultant") with its principal place of business located at ____________________________________________________________
__________________________________________________________________________
WHEREAS, each party wishes to disclose and to receive from the other party certain proprietary information for the purpose of _____________________________
________________________________________________________________________________
_______________________

WHEREAS, the parties wish to protect certain confidential information winch may be disclosed between them.

NOW THEREFORE, in consideration of access to said information the parties hereto agree that for a period of three (3) years from the date of this Agreement, neither party shall copy, reproduce or disclose any information it receives from the other that is marked "Confidential" to any other person, farm, or corporation, or use such data for its own benefit, except as provided herein, and shall use the same degree of care to avoid publication or use of such information as each employs with respect to its own information of like importance which it does not desire to have published or disseminated. Information disclosed orally shall be confirmed in writing within thirty (30) days to be deemed Confidential hereunder. Within thirty (30) days of receipt of written request from the other party, each party agrees to return to the other party, and to delete from any of its electronic storage devices, all Confidential information received from the other, in whatever form.

The parties hereto agree that information shall not be deemed proprietary and each party shall have no obligation with respect to any information which

(i) is or falls into the public domain through no wrongful act of the receiving party;

(ii) is rightfully received from a third party without restriction and without breach of this Agreement;

(iii) is approved for release by written authorization of the disclosing party;

(iv) is disclosed pursuant to the requirement of a governmental agency or operation of law; or

(v)      has been previously and independently developed by the receiving party.

Nothing contained in this Agreement shall be construed as granting, conferring, or implying any rights by license or otherwise.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have caused this Agreement to be executed as of the date first written above.


MPOWER SOLUTIONS INC.                   CONSULTANT

By:                                     By:
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        (Authorized Signature)                     (Authorized Signature)

Title:                                  Title:
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Date:                                   Date:
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